SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	January 13, 2004

Xcel Energy Inc.

(Exact name of registrant as specified in its charter)

Minnesota

(State or other jurisdiction of incorporation)

1-3034	41-0448030

(Commission File Number)	(IRS Employer Identification No.)

800 Nicollet Mall, Mpls, MN	55402

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	612-330-5500

(Former name or former address, if changed since last report)

Item 5. Other Events
Item 7. Financial Statements and Exhibits
SIGNATURES
EX-99.01 Press Release

Item 5. Other Events

     Xcel Energy (NYSE: XEL) announced today a definitive agreement to sell its Cheyenne Light, Fuel & Power electricity and natural gas operations to Black Hills Corp. (NYSE: BKH), pending regulatory approval by the Federal Energy Regulatory Commission and the Wyoming Public Service Commission.

See additional information in the Press Release filed as exhibit 99.01.

Item 7. Financial Statements and Exhibits

(c) Exhibits

Exhibit No.	Description

99.01	Press Release dated January 13, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Xcel Energy Inc. (a Minnesota Corporation)

/S/ BENJAMIN G.S. FOWKE III Benjamin G.S. Fowke III Vice president, Chief Financial Officer and Treasurer

January 14, 2004